UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 10, 2009

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1344 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 227-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment and Restatement of Bylaws
On February 10, 2009, the Board of Directors of Aruba Networks, Inc. (the “Company”) amended and restated the Company’s Bylaws to, among other things:
(i)	revise and update provisions regarding the advance notice procedures applicable to stockholder proposals and director nominations at annual and special meetings;

(ii)	require additional disclosures by stockholders making such proposals or nominations;

(iii)	revise and update the deadlines by which stockholders must submit notices of such proposals or nominations; and

(iv)	clarify that the advance notice procedures set forth in the Amended and Restated Bylaws are the exclusive means for stockholders to bring business before an annual meeting or to make director nominations and that such procedures apply to both the Company’s proxy materials and to independently financed stockholder proxy solicitations.
The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.
Date: February 17, 2009	By:	/s/ Alexa King
Alexa King
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws.